As filed with the Securities and Exchange Commission on September 30, 1997


                                              Registration No. 33-_____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                           FIRST CITIZENS CORPORATION
             (Exact name of Registrant as specified in its charter)

            GEORGIA                                    58-2232785
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                     Identification No.)

                   19 JEFFERSON STREET, NEWNAN, GEORGIA 30263
              (Address of principal executive offices and zip code)

                           FIRST CITIZENS CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                BETH LANIER, ESQ.
                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                     191 PEACHTREE STREET, N.E., 16TH FLOOR
                             ATLANTA, GEORGIA 30303
                     (Name and address of agent for service)

                                 (404) 572-4571
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

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

                                   Proposed          Proposed
Title of                           Maximum           Maximum
Securities        Amount           Offering          Aggregate         Amount of
to be             to be            Price             Offering          Registration
Registered        Registered       Per Share         Price             Fee
Common
Stock, $1.00      25,000           $35.00(2)         $875,000(3)       $270.00
par value         shares (1)

(1) Representing shares to be issued and sold by the Registrant under the First State Corporation Employee Stock Purchase Plan (the "Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Plan.
(2) The average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market for September 22, 1997.
(3) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I of the Instructions to the Registration Statement on Form S-8 will be sent or given to employees of the Registrant as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        (1) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996;

        (2) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1996;

         (3) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1997;

        (4) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997; and

        (5) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement as filed with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may indemnify its directors and officers against civil and criminal liabilities. Directors and officers may be indemnified against expenses if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, if they have not been adjudged liable on the basis of the improper receipt of a personal benefit and, with respect to any criminal action, if they had no reasonable cause to believe their conduct was unlawful. A director or officer may be indemnified against expenses incurred in connection with a derivative suit if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Statutory indemnification is not exclusive of any rights provided by any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

        The Registrant's Bylaws provide that directors and officers of the Registrant shall be indemnified by the Registrant against expenses and liabilities incurred in connection with or resulting from threatened, pending or completed actions, whether civil, criminal, administrative or investigative, in which said person became involved by reason of having been a director or officer of the Registrant; provided that such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant and in addition, with respect to any criminal action or proceeding, did not have a reasonable cause to believe that his conduct was unlawful. Any person who has been wholly successful on the merits of or otherwise with respect to any claim, action, suit or proceeding described above shall be entitled to indemnification without any further action or approval by the Board of Directors. In any other situation, indemnification shall be made at the discretion of the Registrant, but only if the Board of Directors, acting by a majority vote of a quorum consisting of directors who are not parties to the claim, find that the person has met the standard of conduct described above. If no such quorum of the Board exists, then independent legal counsel may render such opinion as to whether the standards have been met or the holders of a majority of the stock entitled to vote for the election of directors shall determine by affirmative vote that such director or officer has met the standards. However, notwithstanding the foregoing, no officer or director who has been determined to be liable for negligence or misconduct in the performance of his duties to the Registrant shall be indemnified unless and except to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability and in view of all the circumstances, such person is fairly and reasonably entitled to be indemnified for such expenses as the court shall deem proper.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 8.  EXHIBITS.

        The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

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

Exhibit
  No.                                                  Description

4.1         INSTRUMENTS DEFINING RIGHTS OF SHAREHOLDERS: Articles of Incorporation of the Registrant
            (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form
            S-4 as filed with the Securities and Exchange Commission on April 26, 1996 (Reg. No. 333-4304)).

4.2         INSTRUMENTS DEFINING RIGHTS OF SHAREHOLDERS: Bylaws of the Registrant (incorporated by reference to
            Exhibit 3.2 to the Registrant's Registration Statement on Form S-4 as filed with the Securities and
            Exchange Commission on April 26, 1996 (Reg. No. 333-4304)).

5           Opinion of Powell, Goldstein, Frazer & Murphy LLP with respect to the securities being registered, including consent.

23.1        Consent of counsel (included in Exhibit 5).

23.2        Consent of Mauldin & Jenkins, LLC.

24          Power of Attorney (see signature pages to this Registration Statement).




ITEM 9.  UNDERTAKINGS.

        (a)      The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events
                 arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any material information with respect
                 to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newnan, State of Georgia, on September 29, 1997.

                                      FIRST CITIZENS CORPORATION


                                      By:
                                           Tom Moat
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tom Moat and Douglas J. Hertha, and each of them, his attorneys in fact, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendment to this Registration Statement on Form S-8, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratifies and confirms all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 29, 1997.

          SIGNATURE                    TITLE


                                Chairman of the Board and Director
J. Littleton Glover, Jr.

                                President, Chief Executive Officer and Director
Tom Moat                        (Principal Executive Officer)

                                Director
Ellis Mansour

                                Director
Don A. Barnette

                                Director
Thomas B. Chandler

                                Vice President
Douglas J. Hertha               (Principal Financial and Accounting Officer)

                                  EXHIBIT INDEX


        Exhibit                                        Description                                     Sequential
           No.                                                                                          Page No.

          4.1            Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's
                         Registration Statement on Form S-4 as filed with the
                         Securities and Exchange Commission on April 26, 1996
                         (Reg. No. 333-4304)).
          4.2            Bylaws of the Registrant (incorporated herein by reference to Exhibit
                         3.2 to the Registrant's Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on April 26, 1996 (Reg.
                         No. 333-4304)).
           5             Opinion of Powell, Goldstein, Frazer & Murphy LLP with respect to the securities being registered, including consent.
         23.1            Consent of counsel (included in Exhibit 5).
         23.2            Consent of Mauldin & Jenkins LLC.
          24             Power of Attorney (see signature pages to this Registration Statement).





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